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                                                                    EXHIBIT 99.4

                                OFFER TO EXCHANGE
                              5 3/8% NOTES DUE 2007
                           FOR ANY AND ALL OUTSTANDING
                              5 3/8% NOTES DUE 2007

                                       OF

                      CHEVRON PHILLIPS CHEMICAL COMPANY LLC
                      CHEVRON PHILLIPS CHEMICAL COMPANY LP

                                                                 ______ __, 2002
To Securities Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

      Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP (together, the "Company") is offering (the "Exchange Offer") to exchange $1,000 in principal amount of the Company's new 5 3/8% Notes due 2007 (the "Exchange Notes"), for each $1,000 in principal amount of outstanding
5 3/8% Notes due 2007 (the "Old Notes"). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus, dated _______ , 2002 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided herein or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act of 1933, as amended (the "Securities Act").

      The Company will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

      WE ARE ASKING YOU TO CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OLD NOTES REGISTERED IN THEIR OWN NAMES.

      The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Old Notes pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Old Notes to them or their order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

      Enclosed are copies of the following documents:

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      1.    A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer.

      2.    The Prospectus.

      3. The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients.

      4.    A form of Notice of Guaranteed Delivery.

      5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

      Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M., New York City time, on _______, _____ __, 2002 unless the Exchange Offer is extended by the Company. The time at which the Exchange Offer expires is referred to as the "Expiration Date." Tendered Old Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 P.M. on the Expiration Date.

      To participate in the Exchange Offer, certificates for Old Notes, or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

      If holders of the Old Notes wish to tender, but it is impracticable for them to forward their Old Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures" and the Letter of Transmittal.

      Additional copies of the enclosed material may be obtained from the Exchange Agent, The Bank of New York, by calling (212) 235-2363 directing your inquiries to Enrique Lopez.

                                          Very truly yours,


                                           CHEVRON PHILLIPS CHEMICAL COMPANY LLC


      NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE

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EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE
LETTER OF TRANSMITTAL.